Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

  [ ]  Preliminary Proxy Statement

  [x]  Definitive Proxy Statement

  [ ]  Definitive Additional Materials

  [ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        ALLIED HEALTHCARE PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 BARRY F. BAKER
         VICE PRESIDENT--FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

  [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
             ______________________________________________________________

        (2)  Aggregate number of securities to which transaction applies:
             ______________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
             ______________________________________________________________

        (4)  Proposed maximum aggregate value of transaction:
             ______________________________________________________________


         1 Set forth the amount on which the filing fee is calculated and state how it was determined.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:
               _____________________________________________

         (2)   Form, Schedule or Registration Statement No.:
               _____________________________________________

         (3)   Filing Party:
               _____________________________________________

         (4)   Date Filed:
               _____________________________________________

                                 October 4, 1996





Dear Stockholder:

            You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Mission Inn, 3649 7th Street, Riverside, California 92501 at 10:00 a.m., Pacific Time, on Thursday, November 14, 1996. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.
            Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.
            We hope that you will attend the meeting and look forward to seeing you there.

                                   Sincerely,


                                            /s/ Dennis W. Sheehan
                                            ----------------------------------
                                            Dennis W. Sheehan
                                            CHAIRMAN OF THE BOARD


                                            /s/ James C. Janning
                                            ----------------------------------
                                            James C. Janning
                                            PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER

                        ALLIED HEALTHCARE PRODUCTS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 14, 1996


To the Stockholders of
Allied Healthcare Products, Inc.:

            The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), will be held at the Mission Inn, 3649 7th Street, Riverside, California 92501 on Thursday, November 14, 1996, at 10:00 a.m., Pacific Time, for the following purposes:

                   (1) To elect seven  directors  to serve until the next Annual
            Meeting of Stockholders or until their successors are elected and qualified;

                   (2) To approve or  disapprove  amendments  to  the  Company's
            1994 Employee Stock Option Plan;

                   (3) To ratify or reject the  appointment of Price  Waterhouse
            LLP as independent auditors of the Company for the fiscal year ending June 30, 1997; and

                   (4) To transact such  other  business  as may  properly  come before the meeting or any adjournment thereof.

            The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

            Only stockholders of record at the close of business on September 27, 1996 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on September 27, 1996 will be available for inspection during normal business hours from October 31 through November 13, 1996 at the offices of the Company at 2085 Rustin Avenue, Riverside, California 92507 and will also be available at the meeting.

                                            By Order of the Board of Directors,


                                            /s/ Barry F. Baker
                                            ----------------------------------
                                            Barry F. Baker
                                            VICE PRESIDENT - FINANCE, CHIEF
                                            FINANCIAL OFFICER AND SECRETARY
St. Louis, Missouri
October 4, 1996


--------------------------------------------------------------------------------
PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.
--------------------------------------------------------------------------------

                        ALLIED HEALTHCARE PRODUCTS, INC.
                              1720 SUBLETTE AVENUE
                            ST. LOUIS, MISSOURI 63110

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 14, 1996


                     SOLICITATION AND REVOCATION OF PROXIES

            The enclosed proxy is solicited by the Board of Directors of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Pacific Time, Thursday, November 14, 1996, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Mission Inn, 3649 7th Street, Riverside, California 92501. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

            This proxy material is first being sent to stockholders on or about October 4, 1996.


                      OUTSTANDING SHARES AND VOTING RIGHTS

            Stockholders of record at the close of business on Friday, September 27, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 7,796,682 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

            For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's By-laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.

                              ELECTION OF DIRECTORS

            The Company's Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of seven members. The stockholders will vote at the 1996 Annual Meeting for the election of seven directors for the one-year term expiring at the Annual Meeting of Stockholders in 1997. There are no family relationships among any directors or executive officers of the Company.

            The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

            The Board of Directors recommends voting "FOR" each of the nominees named below.

            The following material contains information concerning the nominees for election as Directors.


NAME OF NOMINEE                  AGE    PRINCIPAL OCCUPATION                 DIRECTOR SINCE

David A. Gee ..................  68     President-Emeritus of The Jewish        May 1991
                                        Hospital of St. Louis, St. Louis,
                                        Missouri

Samuel A. Hamacher ...........   44     Executive Vice President of             May 1992
                                        Harbour Group Industries, Inc.,
                                        St. Louis, Missouri

James C. Janning .............   49     President and Chief Executive           May 1992
                                        Officer of the Company, St.
                                        Louis, Missouri and President of
                                        Harbour Group Ltd., St. Louis,
                                        Missouri

Robert E. Lefton .............   65     President and Chief Executive           August 1992
                                        Officer of Psychological
                                        Associates, Inc., St. Louis,
                                        Missouri

Donald E. Nickelson ..........   63     Vice Chairman of Harbour Group          May 1992
                                        Industries, Inc., St. Louis,
                                        Missouri

William A. Peck .............    63     Executive Vice Chancellor for           April 1994
                                        Medical Affairs and Dean, School
                                        of Medicine, Washington
                                        University, St. Louis, Missouri

Dennis W. Sheehan ...........    62     Chairman of the Board of the            April 1991
                                        Company, St. Louis, Missouri and
                                        Chairman of the Board, President
                                        and Chief Executive Officer of
                                        AXIA Incorporated, Oak Brook,
                                        Illinois

            Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

            Mr. Gee has been President-Emeritus of The Jewish Hospital of St. Louis since January 1991, and served as its President from 1978 to 1990.

            Mr. Hamacher has been the Executive Vice President of Harbour Group Industries, Inc. (an affiliate of Fox Family Harbour Group Fund I Investment L.P. ("Harbour Group") which provides corporate development services to affiliates of Harbour Group), in St. Louis, Missouri, in charge of corporate development since January 1992. From January 1988 to January 1992, he was the Vice President - Finance of Harbour Group Ltd. (an affiliate of Harbour Group which provides operations management services to manufacturing affiliates of Harbour

Group), in St. Louis, Missouri. Mr. Hamacher currently serves as a director of DT Industries, Inc. (a manufacturer of automated production equipment).

            Mr. Janning has served as President and Chief Executive Officer of the Company since May 1996 and as President of Harbour Group Ltd. since January 1992. Mr. Janning holds various executive positions with operating companies owned by affiliates of Harbour Group Ltd. Mr. Janning was previously the President and Chief Executive Officer of the Company from July 1993 to August 1994. From May 1988 to January 1992, Mr. Janning was Group President and/or Chief Operating Officer of Harbour Group Ltd. and has served as Group President of Harbour Group II Management Co. (an affiliate of Harbour Group which is the general partner of a private investment fund) and President of HGM III Co. (an affiliate of Harbour Group which is the general partner of a private investment fund) since January 1990 and December 1993, respectively. Mr. Janning was previously a director of the Company from April 1987 until April 1991 and he currently serves as a director of Greenfield Industries, Inc. (a manufacturer of cutting tools) and as a director and Chairman of the Board of DT Industries, Inc.

            Dr. Lefton has been the President and Chief Executive Officer of Psychological Associates, Inc., an international consulting, training and development firm headquartered in St. Louis, Missouri, since 1958. He presently serves as a director of Stifel Financial Corp., Wave Technology, Inc. and Greenfield Industries, Inc.

            Mr. Nickelson has been the Vice Chairman of Harbour Group Industries, Inc. in St. Louis, Missouri since 1991. From 1988 to 1990, he served as President of PaineWebber Group, Inc. (an investment banking and brokerage firm). Mr. Nickelson currently serves as a trustee of Corporate Property Associates 10 and Corporate Property Associates 11, two public real estate investment trusts located in New York, New York, and Mainstay Mutual Funds, as a director of DT Industries, Inc., Sedgwick James of New York and Sugen Inc. and as a director and Chairman of the Board of Greenfield Industries, Inc.

            Dr. Peck has served as Executive Vice Chancellor for Medical Affairs since 1993, and Dean of the School of Medicine since 1989, at Washington University, St. Louis, Missouri. Dr. Peck currently serves as a director of Boatmen's Trust Company, Reinsurance Group of America, Angelica Corporation and Hologic Corporation.

            Mr. Sheehan has been Chairman of the Board of the Company since November 1992 and Chairman of the Board, President and Chief Executive Officer of AXIA Incorporated, a privately-owned manufacturer of various commercial and industrial products, with headquarters in Oak Brook, Illinois, since 1984. Mr. Sheehan presently serves as a director of the Chamber of Commerce of the United States of America, Greenfield Industries, Inc. and Bliss & Laughlin Industries, Inc.

BOARD MEETINGS-COMMITTEES OF THE BOARD

            The Board of Directors of the Company held twelve meetings during the fiscal year ended June 30, 1996. The Board of Directors presently maintains an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

            The Executive Committee consists of Messrs. Gee, Hamacher, Janning, Nickelson and Sheehan. This committee exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee held four meetings during the fiscal year ended June 30, 1996.

            The Compensation Committee consists of Messrs. Gee, Nickelson and Sheehan. This committee reviews and approves the Company's executive compensation policy, administers the Company's incentive compensation bonus plan and makes recommendations concerning the Company's employee benefit policies and stock option plans in effect from time to time. The Compensation Committee held four meetings during the fiscal year ended June 30, 1996.

            The Audit Committee consists of Messrs. Hamacher, Peck and Sheehan. This committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held three meetings during the fiscal year ended June 30, 1996.

            The Nominating Committee consists of Messrs. Gee, Janning and Lefton. This committee recommends nominees to fill vacancies on the Board of Directors. The Nominating Committee held no meetings during the fiscal year ended June 30, 1996. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 1997 if such nominations are submitted in writing to the Company's headquarters Attention:
Nominating Committee, no later than June 6, 1997.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

            The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of September 27, 1996.

                                                            SHARES OWNED            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY        OUTSTANDING SHARES

Sam Fox (1) ...................................              1,375,834                 17.65%
7701 Forsyth Boulevard, Suite 600
Clayton, MO  63105

T. Rowe Price Associates, Inc. (2) ............                630,500                  8.09
100 E. Pratt Street
Baltimore, MD  21202

Heartland Advisors, Inc. (3) ..................                597,500                  7.66
790 North Milwaukee Street
Milwaukee, WI  53202

Robert Fleming, Inc. (4) ......................                516,400                  6.62
320 Park Avenue, 11th Floor
New York, NY  10022

John D. Weil (5) ..............................                500,300                  6.42
200 North Broadway
Suite 825
St. Louis, Missouri  63102

Pioneering Management Corporation (6) .........                464,300                  5.96
60 State Street
Boston, MA  02109

Schwerin Boyle Capital Management, Inc. (7) ..                 434,150                  5.57
1391 Main Street
Springfield, MA  01103

------------

(1)  Includes shares  beneficially owned by Mr. Fox in the following capacities:
     1,102,182 shares owned by Fox Family Harbour Group Fund I Investment L.P., a Delaware limited partnership of which Mr. Fox is a general partner; 61,761 shares owned by Fox Family Foundation, a Missouri trust for which Mr. Fox serves as a trustee; and 211,891 shares owned by Mr. Fox directly. Excludes 2,570 shares owned by Mr. Fox's wife. Information obtained from Amendment No. 2 to Schedule 13G dated February 10, 1995 filed with the Securities and Exchange Commission by Mr. Fox.

(2) Information obtained from a Schedule 13G dated February 14, 1996 filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc., as supplemented by a Form 13F for the period ended March 31, 1996.

(3) Information obtained from a Form 13F for the period ended June 30, 1996 filed with the Securities and Exchange Commission by Heartland Advisors, Inc.






(4) Information obtained from Amendment No. 3 to Schedule 13G dated January 3, 1996 filed with the Securities and Exchange Commission by Pioneering Management Corporation; as supplemented by a Form 13F for the period ended June 30, 1996.

(5) Includes shares beneficially owned by Mr. Weil in the following capacities: 260,000 shares owned by RKW Management Services, L.P., a partnership whose general partner is controlled by Mr. Weil; 5,000 shares owned by Clayton Management Company, a corporation controlled by Mr. Weil; 80,000 shares owned by several trusts for which Mr. Weil serves as a trustee; and 155,300 shares owned by various members of Mr. Weil's family for which he disclaims beneficial ownership. Information obtained from Amendment No. 1 to Schedule 13D dated September 5, 1996 filed with the Securities and Exchange Commission by John D. Weil.

(6) Information obtained from Amendment No. 3 to Schedule 13G dated January 3, 1996 filed with the Securities and Exchange Commission by Pioneering Management Corporation, as supplemented by a Form 13F for the period ended March 31, 1996.

(7) Information obtained from Amendment No. 2 to Schedule 13G dated February 9, 1996 filed with the Securities and Exchange Commission by Schwerin Boyle Capital Management, Inc., as supplemented by a Form 13F for the period ended June 30, 1996.


BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

            The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of September 27, 1996.

                                                       SHARES OWNED         PERCENT OF
 NAME OF BENEFICIAL OWNER                              BENEFICIALLY      OUTSTANDING SHARES

 Barry F. Baker .................................               0               *
 Alan G. Coe (1) ................................           7,500               *
 David A. Gee (2) ...............................          11,500               *
 Samuel A. Hamacher (3) .........................          17,500               *
 James C. Janning (4) ...........................          66,750               *
 Gabriel S. Kohn (5) ............................          17,625               *
 Richard P. Kuntz (6) ...........................           3,750               *
 David V. LaRusso (7) ...........................          33,550               *
 Robert E. Lefton (8) ...........................          13,000               *
 Donald E. Nickelson (9) ........................          11,500               *
 William A. Peck (10) ...........................           7,700               *
 Dennis W. Sheehan (11) .........................          26,250               *
                                                       -----------         ----------
 All directors and executive officers as a group          216,625             2.78%
 (13 persons)
                                                       ===========         ==========
------------

*     Less than 1.00%.

(1) Represents 7,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Company's 1991 Employee Stock Option Plan (the "1991 Employee Plan"). Excludes 42,500 shares issuable pursuant to options granted under the 1991 Employee Plan and the Company's 1994 Employee Stock Option Plan (the "1994 Employee Plan") (together with the 1991 Employee Plan, the "Employee Plans") which are not currently exercisable.






(2) Represents 11,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the 1991 Directors Non-Qualified Stock Option Plan (the "1991 Directors Plan") and the 1994 Directors Non-Qualified Stock Option Plan (the "1994 Directors Plan") (together with the 1991 Directors Plan the "Directors Plans"). Excludes 2,500 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable.

(3) Represents 5,000 shares owned by Mr. Hamacher and 12,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 2,500 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable.

(4) Represents 55,250 shares owned by Mr. Janning and 11,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 2,500 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable.

(5) Represents 2,000 shares owned by Mr. Kohn and 15,625 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Employee Plans. Excludes 25,375 shares issuable pursuant to options granted under the Employee Plans which are not currently exercisable.

(6) Represents 3,750 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the 1991 Employee Plan. Excludes 29,250 shares issuable pursuant to options granted under the Employee Plans which are not currently exercisable.

(7) Represents 5,300 shares owned by Mr. LaRusso and 28,250 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Employee Plans. Excludes 57,750 shares issuable pursuant to options granted under the Employee Plans which are not currently exercisable. Pursuant to the terms of the Employee Plans, all unexercised options will expire on or before November 30, 1996, three months after the date of Mr. LaRusso's resignation from the Company.

(8) Represents 500 shares owned by Dr. Lefton and 12,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 2,500 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable.

(9) Represents 11,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 2,500 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable.

(10) Represents 1,200 shares owned by Dr. Peck and 6,500 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 7,500 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable.

(11) Represents 10,000 shares owned by Mr. Sheehan and 16,250 shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the Directors Plans. Excludes 3,750 shares issuable pursuant to options granted under the 1991 Directors Plan which are not currently exercisable. Also excludes 4,000 shares of Common Stock owned by Mr. Sheehan's spouse, as to which Mr. Sheehan disclaims beneficial ownership.

            No agreements, formal or informal, exist among the various executive officers and directors with respect to the voting of their shares.

                               EXECUTIVE OFFICERS

            The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of Directors:

        NAME                           AGE    POSITION(S)

        James C. Janning ..........     49    Director, President and Chief Executive Officer (1)
        Barry F. Baker ............     40    Vice President - Finance and Chief Financial
                                              Officer, Secretary and Treasurer (2)
        Alan G. Coe ...............     44    Vice President - Sales and Marketing (3)
        Gabriel S. Kohn ...........     51    Vice President - Engineering (4)
        Richard P. Kuntz ..........     45    Vice President - Operations (5)
        Frederick H. Atwood .......     52    Vice President - Human Resources (6)

------------

(1)   See information under the heading "Election of Directors."

(2) Mr. Baker has been Vice President - Finance of the Company since June 1995, Chief Financial Officer since August 1996 and Secretary and Treasurer of the Company since November 1995. He previously served as controller of Storz Instrument Company, a wholly-owned subsidiary of American Home Products Corp., from 1987 to 1995. Prior thereto, Mr. Baker, a Certified Public Accountant, served as an auditor with Deloitte & Touche.

(3) Mr. Coe has been Vice President - Sales and Marketing of the Company since November 1994. He previously held the position of General Manager of International Sales at Puritan-Bennett Corporation from 1992 to 1994. Prior to that time, Mr. Coe held the positions of Group Marketing Manager and Division Marketing Manager of such company from 1987 to 1992.

(4) Mr. Kohn has been Vice President - Engineering of the Company since 1990. He previously was Director of Engineering of the Company from 1988 to 1990.

(5) Mr. Kuntz has been Vice President - Operations of the Company since November 1994. He previously served as Senior Manufacturing Manager with Johnson & Johnson Professional, Inc. from 1992 to 1994. From 1990 to 1992 he served as General Manager of Halstead Industries, Inc.

(6) Mr. Atwood has been Vice President - Human Resources of the Company since November 1995. He previously served as Director, Human Resources at Calcium Carbonate Division, a division of J.M. Huber Corporation from 1988 through 1995.

                             EXECUTIVE COMPENSATION

            The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years indicated to the two chief executive officers serving during the fiscal year ended June 30, 1996 and each of the Company's executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                     ANNUAL                 LONG-TERM
                                 COMPENSATION (1)         COMPENSATION
                             -----------------------     -----------------

                                                FISCAL                       STOCK OPTION     ALL OTHER
NAME & PRINCIPAL POSITION                        YEAR    SALARY(2)   BONUS     AWARDS       COMPENSATION

James C. Janning ............................    1996     $20,520      ---     4,000             ---
President and Chief Executive Officer (3)        1995       9,750  $50,000       ---             ---
                                                 1994     107,550      ---       ---             ---

David V. LaRusso ............................    1996     225,486      ---       ---         $2,417(5)
Executive Vice President and Chief               1995     179,038   50,000    53,000          6,667(5)
Administrative Officer (4)                       1994     114,500   85,000    17,000          5,376(5)

Barry F. Baker ..............................    1996     100,000      ---    20,000            144(5)
Vice President - Finance and Chief               1995       7,692      ---       ---             ---
Financial Officer, Secretary and
Treasurer (6)

Alan G. Coe .................................    1996     158,210       --       ---         54,383(7)
Vice President - Sales and                       1995      97,211   35,000    35,000         10,738(9)
Marketing (8)

Gabriel S. Kohn .............................    1996     111,080       --       ---          2,879(5)
Vice President - Engineering                     1995     106,753   10,600    10,500          5,144(5)
                                                 1994     100,000   22,000    11,000          5,564(5)

Richard P. Kuntz ............................    1996     129,469       --       ---         92,312(7)
Vice President - Operations (10)                 1995      75,414   25,000    15,000           160(11)

------------

(1)   Excludes  certain personal  benefits,  the total value of which was less than 10% of the total annual salary and bonus for each of the executives.

(2)   Includes amounts deferred under the 401(k) feature of the Company's  Retirement  Savings
      Plan.

(3) Mr. Janning was appointed to his position as President and Chief Executive Officer in May 1996. Mr. Janning previously served as President and Chief Executive Officer from July 1993 to August 1994.

(4) Mr. LaRusso was elected to his position as Executive Vice President and Chief Administrative Officer in May 1996. Mr. LaRusso resigned as an officer of the Company in August 1996. Prior thereto, Mr. LaRusso served as President and Chief Executive Officer from August 1994 to May 1996, as Vice President - Finance from 1988 to 1994 and as Secretary of the Company from May 1991 through August 1994. The compensation shown reflects compensation paid in each of these positions during the relevant periods.

(5) The amounts shown represent matching contributions made by the Company for voluntary contributions made by the named executives to the Company's Retirement Savings Plan, as well as amounts paid for term life insurance premiums on behalf of Messrs. LaRusso, Baker and Kohn in the amounts of $486, $144 and $706, respectively, in 1996, and on behalf of Messrs. LaRusso and Kohn in the amounts of $668 and $874, respectively, in 1995, and $796 and $1,564, respectively, in 1994.





(6) Mr. Baker was appointed to his position as Vice President - Finance of the Company in June 1995, as Secretary and Treasurer in November 1995 and as Chief Financial Officer in August 1996.

(7) The amount shown represents amounts paid for relocation expenses on behalf of Messrs. Coe and Kuntz in the amounts of $52,893 and $90,866, respectively, matching contributions made by the Company for voluntary contributions made by the named executives to the Company's Retirement Savings Plan in the amounts of $1,181 and $1,138, respectively, and amounts paid for term life insurance premiums in the amounts of $339 and $308, respectively.

(8) Mr. Coe was appointed Vice President - Sales and Marketing of the Company in November 1994.

(9)   The amount shown represents amounts paid for relocation expenses.

(10) Mr. Kuntz was appointed as Vice President - Operations of the Company in November 1994.

(11) The amount shown represents the amount paid for term life insurance on behalf of Mr. Kuntz.

OPTIONS

            The following table sets forth information concerning options granted during the fiscal year ended June 30, 1996 under the Company's stock option plans to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                INDIVIDUAL GRANTS
                     ---------------------------------------

                                                                                          POTENTIAL REALIZABLE VALUE AT
                      NUMBER OF       PERCENTAGE OF                                          ASSUMED ANNUAL RATES OF
                      SECURITIES      TOTAL OPTIONS                                          STOCK PRICE APPRECIATION
                      UNDERLYING       GRANTED TO            PER SHARE                           FOR OPTION TERM (2)
                      OPTIONS          EMPLOYEES IN          EXERCISE     EXPIRATION      -----------------------------
NAME                  GRANTED         FISCAL 1996 (1)         PRICE          DATE               5%                10%
----                  ----------      ---------------        ---------    ----------            --                ---

James C. Janning           4,000          11.0%                $18.25      11/09/06          $45,910           $116,340
David V. LaRusso           --              --                    --           --               --                --
Barry F. Baker            20,000          54.8                  16.13       8/07/05          202,883            514,128
Alan G. Coe                --              --                    --           --               --                --
Gabriel S. Kohn            --              --                    --           --               --                --
Richard P. Kuntz           --              --                    --           --               --                --


(1) A total of 32,500 options were granted to employees under the 1994 Employee Plan during fiscal 1996, the purpose of which is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company and 4,000 were granted to Mr. Janning under the 1995 Directors Plan. Options granted pursuant to the 1994 Employee Plan have an exercise price equal to the market price on the date of grant. Options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary thereof.

(2) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the "SEC") and do not in any way represent the Company's estimate or projection of future stock prices.


            The  following  table  sets  forth  information   concerning  option
exercises and the value of unexercised options held by the Named Executive Officers as of June 30, 1996.


               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                          FISCAL YEAR-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED,
                                               NUMBER OF UNEXERCISED               IN-THE-MONEY
                                                    OPTIONS AT                      OPTIONS AT
                                                   JUNE 30, 1996                  JUNE 30, 1996
                                             --------------------------     --------------------------

                     SHARES
                    ACQUIRED      VALUE
NAME               ON EXERCISE   REALIZED    EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----               -----------   --------    -----------  -------------     -----------  -------------

James C. Janning      ----         ----        11,500         2,500           $9,375         $3,125
David V. LaRusso      ----         ----        28,250        57,750           18,750          6,250
Barry F. Baker        ----         ----         ----         20,000          ----(1)        ----(1)
Alan G. Coe           ----         ----         7,500        27,500          ----(1)        ----(1)
Gabriel S. Kohn       ----         ----        15,625        19,375           12,656          4,219
Richard P. Kuntz      ----         ----         3,750        14,250          ----(1)        ----(1)



-----------
(1)   No options held by this officer at June  30, 1996 were in-the-money.

COMPENSATION OF DIRECTORS

            Each director who is not an employee of the Company is entitled to receive an annual fee of $10,000 for his services as a director and additional fees of $750 for attendance at each meeting of the Board of Directors and $300 for attendance at each meeting of committees of the Board of Directors. Directors are also entitled to reimbursement for their expenses in attending meetings.

            1991 DIRECTORS PLAN. The Company maintains the 1991 Directors Plan, which provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares).

            The 1991 Directors Plan is administered by a Stock Option Committee of two or more members of the Board of Directors. Directors are not eligible to serve on such committee if such director has been granted an option under the plan during the twelve-month period preceding appointment to the committee, and no option may be granted to a director while serving on the committee.

            Options granted or to be granted under the 1991 Directors Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the 1991 Directors Plan expire ten years from the date of grant.

            Options granted or to be granted under the 1991 Directors Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as determined pursuant to the 1991 Directors Plan. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Stock Option Committee may permit, subject to approval by a majority of the directors who have not been granted options under any plan of the Company during the previous twelve months.

            The 1991 Directors Plan provides for the grant of options thereunder for the purchase of 10,000 shares of Common Stock to each eligible director on the date of the Company's initial public offering, each eligible director who subsequently becomes a director, and an additional option to the Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock on the date he is elected to such office. In connection with the adoption of the 1995 Directors Plan, the 1991 Directors Plan was terminated in November 1995.

            1995 DIRECTORS PLAN. The 1995 Directors Plan provides for the granting of non-qualified stock options for up to 150,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares) to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries.

            Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock are granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. An option to purchase an additional 5,000 shares of Common Stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

            In addition, the 1995 Directors Plan provides that options to purchase 1,000 shares of Common Stock are granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a Committee maintained by the Board of Directors from time to time. These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

            In recognition of their past service to the Company, the 1995 Directors Plan also provided for the grant of options to purchase 3,000 shares of Common Stock to each eligible director who was serving on the Board of Directors at June 1, 1995 and provided for the grant of options to purchase 500 shares of Common Stock to each eligible director serving as Chairman of a Committee maintained by the Board of Directors at June 1, 1995. Options granted to such directors were not exercisable until June 1, 1996, at which time they became exercisable in full.

            Other options may be granted under the 1995 Directors Plan from time to time pursuant to terms determined by the Board of Directors of the Company. All options granted under the 1995 Directors Plan are nontransferable and subject to certain limitations upon the removal or resignation of the director, as set forth in the 1995 Directors Plan, and expire ten years from the date of grant. No payments or contributions are required to be made by the directors other than in connection with the exercise of options. The 1995 Directors Plan will terminate on November 9, 2005 and no further options may be granted after such date.

            The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time). Upon exercise of an option, the exercise price must be paid in full in cash or in kind or a combination thereof, by delivery of shares having a fair market value, or surrender of currently exercisable options having a value on the date of exercise, equal to the portion of the exercise price so paid, as determined by the Board of Directors.

            As adopted, the 1995 Directors Plan was intended to provide formula awards in accordance with certain then-applicable exemptive rules of the SEC and is administered by the Board of Directors, which may delegate administration thereof to a committee of the Board. The Board may, in its discretion, terminate or suspend the 1995 Directors Plan at any time. The Board may also amend or revise the 1995 Directors Plan, or the terms of any option granted under the 1995 Directors Plan, without stockholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the 1995 Directors Plan, change the purchase price established or expand the category of individuals eligible to participate in such plan. No amendment, suspension or termination will alter or impair any rights or obligations under any option previously granted without the consent of the grantee. The Company receives no consideration for the grant of options under the 1995 Directors Plan.

            The following table sets forth information with respect to options outstanding under the Directors Plans:

                                     DATE OF         NUMBER OF      EXERCISE PRICE
NAME                                  GRANT            SHARES          PER SHARE
----                                 -------         ---------      --------------

David A. Gee ...................     01/13/92           10,000           $8.00
                                     11/09/96            4,000           18.25

Samuel A. Hamacher .............     09/14/92           10,000            9.50
                                     11/09/96            5,000           18.25

James C. Janning ...............     09/14/92           10,000            9.50
                                     11/09/96            4,000           18.25

Robert E. Lefton ...............     09/14/92           10,000            8.13
                                     11/09/96            5,000           18.25

Donald E. Nickelson ............     09/14/92           10,000            9.50
                                     11/09/96            4,000           18.25

William A. Peck ................     04/29/94           10,000           15.75
                                     11/09/96            4,000           18.25

Dennis W. Sheehan ..............     01/13/92           10,000            8.00
                                     11/03/92            5,000            9.00
                                     11/09/96            5,000           18.25
                                                   ------------
       Total                                           106,000
                                                   ============

INDEMNIFICATION AND LIMITATION OF LIABILITY

            The Company's Amended and Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company's By-laws provide for the indemnification of the Company's directors and officers, to the full extent permitted by the Delaware General Corporation Law.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Compensation Committee, composed entirely of non-employee, independent members of the Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company's stock option plans and agreements and approves annual or other grants to be made in connection therewith.

            In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company's other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

            POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options.

            BASE SALARY. Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance. Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance. In addition, the Committee compares salary data for similar positions in companies that match the Company's size in sales and earnings and utilizes such data as a factor in setting base salaries. Specific reference is made to the annual salary survey published by the Health Industry Manufacturers Association. Validation of this data is performed by an independent nationally-recognized compensation consultant. This principle of combining performance and position in the salary survey range was used in setting the salary of Mr. LaRusso, the Company's previous President and Chief Executive Officer. However, with respect to Mr. Janning, who currently serves as the Company's President and Chief Executive Officer, an arrangement was negotiated whereby Mr. Janning would be compensated at an hourly rate based on his salary and benefits from Harbour Group Ltd. on a proportionate basis for his time spent working for the Company. The Committee approves base salary adjustments for the executive officers, including the chief executive officer.

            CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing stockholder value. No cash bonuses were paid to the chief executive officer or the other executive officers in respect of fiscal 1996.

            STOCK-BASED INCENTIVES. The Company's 1991 Employee Plan and 1994 Employee Plan provide a long term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders' level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

            Under these plans, approved by the stockholders, the Committee periodically recommends to the Board of Directors (in the case of the 1991 Employee Plan) on approves (in the case of the 1994 Employee Plan) grants of stock options by the Board of Directors. Generally, the Committee attempts to reflect the optionee's potential impact on corporate financial and operational performance in the award of stock options. To date, stock options under the plans have been granted with an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and, after two years, vest 25% annually.

                                            Compensation Committee
                                            Dennis W. Sheehan, Chair
                                            David A. Gee
                                            Donald E. Nickelson

PERFORMANCE GRAPH


                     COMPARISON OF CUMULATIVE TOTAL RETURNS

            The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (US Companies) and an index comprised of eight companies which the Company believes to present a representative peer group of the Company. The Nasdaq and the peer group data have been provided by the Center for Research in Security Prices, Chicago, Illinois, without independent verification by the Company.


              1/14/92         100                100                  100
              1/31/92      101.45              99.04                95.47
              2/28/92      136.23             101.28                92.25
              3/31/92      124.64               96.5                 88.5
              4/30/92       95.65              92.36                83.72
              5/29/92      104.35              93.56                 95.3
              6/30/92       98.55              89.91                86.49
              7/31/92        91.3              93.09                95.92
              8/31/92       95.65              90.25                93.83
              9/30/92       89.86               93.6               101.15
             10/30/92       102.9              97.29               101.68
             11/30/92      115.94             105.03               119.38
             12/31/92       89.86               93.6               101.15
              1/29/93      127.54             111.99               108.99
              2/26/93      104.35             107.82                94.13
              3/31/93      113.67             110.94                91.79
              4/30/93       109.3              106.2                84.42
              5/28/93      107.85             112.54                87.07
              6/30/93      102.66             113.07                87.39
              7/30/93      108.53              113.2                86.32
              8/31/93      126.13             119.05                 84.8
              9/30/93      129.83             122.59                83.15
             10/29/93      141.64             125.35                 85.7
             11/30/93      134.26             121.61                87.77
             12/31/93      148.26                125                92.37
              1/31/94      176.43              128.8                  101
              2/28/94      177.91             127.59                  100
              3/31/94      172.63             119.74                95.47
              4/29/94      187.51             118.19                95.43
              5/31/94      181.56             118.48                 95.2
              6/30/94      173.39             114.15                88.78
              7/29/94       170.4             116.49                 86.4
              8/31/94      188.34             123.91                98.71
              9/30/94      180.09              123.6                98.03
             10/31/94       198.1             126.03               105.56
             11/30/94       204.1             121.85               108.88
             12/30/94      198.98             122.19               107.82
              1/31/95      194.46             122.87               114.77
              2/28/95      189.94             129.37               119.43
              3/31/95      186.27              133.2                125.4
              4/28/95      196.87              137.4               127.06
              5/31/95      175.67             140.94               138.28
              6/30/95      197.72             152.36               139.81
              7/31/95      185.55             163.56                152.5
              8/31/95      194.68             166.87               150.66
              9/29/95      223.58             170.71               154.21
             10/31/95      231.18             169.74               154.99
             11/30/95      215.97             173.72               153.81
             12/29/95      195.53             172.79               155.66
              1/31/96      142.83             173.63               163.94
              2/29/96      152.76             180.25               166.13
              3/29/96      162.76             180.85               164.31
              4/30/96      132.05             195.85                145.7
              5/31/96      141.27             204.87               152.53
              6/28/96      114.46             195.63                140.6


                                     LEGEND
                Symbol         Index Description
               ________        ALLIED HEALTHCARE PRODUCTS, INC.
               ........        CRSP Index for Nasdaq Stock Market (US Companies)
               --------        Self-Determined Peer Group

Companies in the Self-Determined Peer Group:
          Infrasonics, Inc.                  Invacare Corporation
          Respironics, Inc.                  Novametrix Medical Systems, Inc.
          Aequitron Medical, Inc.            Healthdyne Technologies, Inc.
          Sunrise Medical, Inc.              Nellcor-Puritan Bennett Corporation

NOTES:

          A. The line represent monthly index levels derived from compounded daily returns that include all dividends.
          B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
          C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
          D. The index level for all series was set to 100.0 on 01/14/92, the date of the Company's initial public offering.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

            The Company maintains an Operations Consulting and Advisory Services Agreement (the "HGL Services Agreement") with Harbour Group Ltd. ("HGL"), an affiliate of Harbour Group, pursuant to which HGL provides management consulting services to the Company. The agreement is for a period of one year and will automatically renew until terminated by the Company or HGL upon 30 days' notice. Under the HGL Services Agreement, the Company compensates HGL for management consulting services at HGL's approximate costs incurred in performing such services. The Company also maintains a Corporate Development Consulting and Advisory Services Agreement (the "HGI Services Agreement") with Harbour Group Industries, Inc. ("HGI"), an affiliate of Harbour Group, pursuant to which HGI provides corporate development services to the Company. The agreement is for a period of one year and will automatically renew until terminated by the Company or HGI upon 30 days' notice. Under the HGI Services Agreement, the Company compensates HGI for corporate development services by paying an annual fee equal to the greater of $100,000 or HGI's approximate costs incurred in performing such services, plus a transaction fee equal to an amount which ranges from 2.5% of the first $1 million of the purchase price to 0.5% of the portion of the purchase price in excess of $4 million for each completed acquisition or disposition by the Company in which HGI performs services during the term of the HGI Services Agreement, subject to a minimum fee per transaction of $125,000. Payments made under the HGL Services Agreement and the HGI Services Agreement during the Company's fiscal year ended June 30, 1996 totaled $30,913 and $149,907, respectively.

            The terms of the HGL Services Agreement were determined by HGL and the Company to preserve the historical arrangement between the Company and HGL whereby HGL provided the Company with management consulting and advisory services at approximate cost. The terms of the HGI Services Agreement were determined in part to reimburse HGI for the estimated approximate annual cost of HGI personnel engaged in performing services for the Company thereunder and in part with reference to customary formulas utilized by financial advisors for providing acquisition and/or divestiture-related services. The Company believes that the rate agreed to by the Company and HGI is less than the rate customarily charged by other financial advisory service providers. The terms of each of these arrangements and the method of establishing the fees payable thereunder have been reviewed and approved by the Company's Audit Committee.

            Mr. Janning serves as President and Chief Executive Officer and as a director of the Company. Messrs. Hamacher and Nickelson serve as directors of the Company. Messrs. Hamacher, Janning and Nickelson also serve as directors and/or executive officers of HGL and/or HGI.

AGREEMENTS WITH EXISTING STOCKHOLDERS

            Pursuant to a registration rights agreement between the Company and Harbour Group Investments, L.P. (the "Registration Rights Agreement"), Harbour Group Investments, L.P. and such of its permitted transferees as may be deemed to be affiliates of the Company (including Harbour Group) have the right to demand registration under the Securities Act of 1933, as amended (the "Securities Act"), of its or their shares of the Company's Common Stock. In addition, in the event the Company proposes to register any of its securities under the Securities Act, such persons (or their permitted transferees) will have the right, subject to certain exceptions and limitations, to have the shares of the Company's Common Stock then owned by them included in such registration statement. The Company has agreed that, in the event of any registration of securities owned by such persons (or a permitted transferee) in accordance with the provisions thereof, it will indemnify such person, and certain related persons, against liabilities incurred in connection with such registration, including liabilities arising under the Securities Act.

            The registration rights described above are subject to certain limitations intended to prevent undue interference with the Company's ability to distribute securities, including the provision that demand registration rights may not be exercised within 90 days after the effective date of the Company's most recent registration statement. The cost of effecting a registration under the Registration Rights Agreement (except for the cost of underwriting discounts or commissions and the expenses of separate counsel to a selling security holder) are borne by the Company.

                           APPROVAL OR DISAPPROVAL OF
                           AMENDMENTS TO THE COMPANY'S
                         1994 EMPLOYEE STOCK OPTION PLAN

            The Board of Directors of the Company recently adopted an amendment to the 1994 Employee Plan, subject to shareholder approval, to increase the number of shares for which stock options may be granted thereunder to 550,000 shares and to change certain provisions in connection with recent SEC regulatory amendments. Currently, the 1994 Employee Plan provides for the granting of non-qualified and incentive stock options (the "Options") for up to 250,000 shares (subject to adjustment in the event of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like) of the Common Stock to certain key employees of the Company and its subsidiaries (the "Optionees"). Incentive options are intended to qualify as options described in Section 422 of the Internal Revenue Code of 1986, as amended. A key employee is one upon whose effort the Company is dependent for the successful conduct of its business. All officers and key salaried employees are eligible to participate in such 1994 Employee Plan subject to the Compensation Committee's discretion to designate employees who are to receive Options. As of the date hereof, approximately 50 employees are eligible to participate in the 1994 Employee Plan.

CURRENT 1994 EMPLOYEE PLAN

            If any outstanding Options under the 1994 Employee Plan for any reason expire or are terminated, the shares of Common Stock subject to the unexercised portion of such Option or Options are again available for grants under the 1994 Employee Plan as if no Option had been granted with respect to such shares. There is no restriction on the number of Options or the maximum number of shares that may be granted to one person. However, the aggregate fair market value (determined as of the date an Option is granted) of the shares with respect to which incentive Options are exercisable by any single employee during any calendar year cannot exceed $100,000.

            The 1994 Employee Plan is administered by the Compensation Committee (the "Committee") of the Board. Members of the Committee, who otherwise qualify as key employees, are not eligible to receive Options but may exercise previously granted Options. Within the limitations of the 1994 Employee Plan, the Committee will determine the individuals, if any, to whom Options shall be granted, the period or periods of exercisability of each Option, the number of shares subject to each Option, the Option price, and all other terms, including any reload options. No Options may be granted after August 4, 2004.

            No payments or contributions are required to be made by the Optionees other than in connection with the exercise of the Options. An Optionee may exercise each Option granted to such Optionee in such installments as the Committee shall determine at the time of the grant thereof, provided that no such Option may be exercised within six months of the date of grant. Except as otherwise set forth in the 1994 Employee Plan or the applicable non-qualified stock option agreement or incentive stock option agreement, an Option may be exercised in whole or in part at any time or from time to time. Upon exercise of an Option, the purchase price therefor shall be payable in full in cash or upon such terms as determined by the Committee within the limitations of the 1994 Employee Plan. Options are nontransferable and subject to forfeiture or limitations upon termination of employment, as set forth therein.

            The purchase price for shares of Common Stock to be purchased upon the exercise of Options shall be established by the Committee or the Board of Directors. Except as otherwise set forth in the 1994 Employee Plan, the Option price shall not be less than the fair market value of the Common Stock on the date of grant, which is presently equal to the last transaction price per share as reported by the Nasdaq Stock Market on that date.

            The Board may, in its discretion, terminate or suspend the 1994 Employee Plan at any time. The Board may also amend or revise the 1994 Employee Plan, or the terms of any Option granted under the 1994 Employee Plan, without shareholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the 1994 Employee Plan, change the purchase price established, or expand the category of individuals eligible to participate in the 1994 Employee Plan. No amendment, suspension, or termination shall alter or impair any rights or obligations under any Option previously granted without the consent of the Optionee.

AMENDMENT TO THE 1994 EMPLOYEE PLAN

            The amendment to the 1994 Employee Plan increases the number of shares for which stock options may be granted to 550,000 shares. The amendment also makes certain other revisions to the 1994 Employee Plan which incorporate regulatory changes recently promulgated by the SEC. Such changes include: permitting the 1994 Employee Plan to be administered either by the full Board or by a committee thereof; who may qualify to serve on the committee; eliminating the requirement that certain amendments to the 1994 Employee Plan be approved by stockholders; elimination of the minimum six-month holding period for options; and the addition of a provision which permits approval of option grants under the 1994 Employee Plan by any one of the following methods: (i) the full Board of Directors; (ii) a committee of "non-employee directors" (as that term is defined in the 1994 Employee Plan); (iii) a majority of the stockholders; or
(iv) including a requirement that the securities underlying the option are held for a period of six months from the date of acquisition.


TAX AND OTHER INFORMATION

            Under current federal income tax laws, the grant of a non-qualified Option pursuant to the 1994 Employee Plan generally has no tax effect on the Company or the Optionee. Exercise of a non-qualified Option under the 1994 Employee Plan will result in taxable compensation income to the Optionee in the amount by which the fair market value of the Common Stock issued pursuant to the exercise, at the time of the exercise, exceeds the purchase price of such Common Stock under the non-qualified Option, and the Company generally will be entitled to a tax deduction equal to the amount of compensation income taxable to the Optionee upon exercise of a non-qualified Option. Any transfer of Common Stock acquired upon exercise of a non-qualified Option may result in taxable income.

            The grant of an incentive Option pursuant to the 1994 Employee Plan generally has no tax effect on the Company or the Optionee. Exercise of an incentive Option under the 1994 Employee Plan will not be subject to the regular federal income tax, but may be subject to the alternative minimum tax. The Company will not be entitled to a tax deduction upon the exercise of an incentive Option. Any transfer of Common Stock acquired upon exercise of an incentive Option may result in taxable income, and the character of any such income as capital gain or ordinary income will depend on whether certain holding period requirements have been satisfied.

            Information relating to the 1994 Employee Plan and the amendment thereto is qualified in its entirety by reference to the 1994 Employee Plan, as amended, which is incorporated in full by reference thereto. Copies of the 1994 Employee Plan, as amended, are available at no charge upon written request directed to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Barry F. Baker.

            The Board of Directors recommends voting "FOR" the amendment to the 1994 Employee Plan.

PLAN BENEFITS UNDER THE 1994 EMPLOYEE PLAN

            As of September 27, 1996 the market value of the Common Stock underlying the Options was $7.00 per share. The following Options have been granted pursuant to the 1994 Employee Plan:


                                                                       Number of Shares of
                                                                     Common Stock Underlying
Name and Position                                Dollar Value           Options Granted
-----------------                                ------------        -----------------------

James C. Janning
    President and Chief
    Executive Officer                                 --                     --

David V. LaRusso
    Executive Vice President and
    Chief Administrative Officer                      $0                  8,000


Barry F. Baker
    Vice President - Finance and
    Chief Financial Officer                        3,750                 35,000

Alan G. Coe
    Vice President - Sales and
    Marketing                                      3,750                 20,000

Gabriel S. Kohn
    Vice President- Engineering                    1,500                  9,000

Richard P. Kuntz
    Vice President - Manufacturing                 3,750                 18,000

All executive officers
   as a group                                     14,250                 90,000

All directors who are not
   executive officers
   as a group                                        *                       *

All employees, including
   all officers who are not
   executive officers, as a group                135,000                246,000


-----------------

* Not eligible to participate in the 1994 Employee Plan.


            Within the limitations of the 1994 Employee Plan, the Committee has sole discretion in granting Options under the 1994 Employee Plan. Therefore, the future benefits of any Options to be granted, if any, to the Named Executive Officers, to the current directors, to each nominee for election as a director, to each associate of any such directors, executive officers or nominees, to each other person who is to receive five percent of such options, and to all other employees who are not Named Executive Officers are not determinable.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

            To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 1996.

                                OTHER INFORMATION

            On August 21, 1996, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to stockholders of record on the close of business on September 4, 1996. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $40.00 per share. The Rights will be exercisable only if a person or group acquires 25% or more of the outstanding shares of Common Stock of the Company or announces a tender offer following which it would hold 25% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 25% or more of the Company's outstanding shares of Common Stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. The Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

            For more information concerning the Rights Agreement and the Rights, reference is hereby made to the Company's Current Report on Form 8-K dated August 7, 1996 which was filed with the SEC.

                      RATIFICATION OF SELECTION OF AUDITORS

            The Board of Directors has selected Price Waterhouse LLP to be the independent auditors of the Company for the year ending June 30, 1997.

            The affirmative vote of the holders of a majority of the Company's Common Stock represented and voted at the Annual Meeting will be required to approve and ratify the Board's selection of Price Waterhouse LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection.

            A representative of Price Waterhouse LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.


                             SOLICITATION OF PROXIES

            The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged D.
F. King & Co., Inc. to solicit proxies in connection with this Proxy Statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to the Company of such solicitation is approximately $3,000 plus reasonable out-of-pocket expenses.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

            The rules of the SEC currently provide that stockholder proposals for the 1997 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 1996 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 1997 Annual Meeting.


                              FINANCIAL INFORMATION

            The Company's 1996 Annual Report is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide, without charge to any record or beneficial stockholder as of September 27, 1996, who so requests in writing, a copy of such 1996 Annual Report or the Company's 1996 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Barry F. Baker.

                                  OTHER MATTERS

            The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

            You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 1996 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.



                                           By Order of the Board of Directors,

                                           /s/ James C. Janning
                                           -------------------------------------

                                           James C. Janning
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
October 4, 1996

PROXY

                        ALLIED HEALTHCARE PRODUCTS, INC.

                ANNUAL MEETING OF STOCKHOLDERS-NOVEMBER 14, 1996

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS OF THE COMPANY

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the "Company"), each dated October 4, 1996, and the Annual Report to Stockholders for the fiscal year ended June 30, 1996, and appoints James C. Janning and Barry
F. Baker, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1996 Annual Meeting of Stockholders of the Company to be held on November 14, 1996 at 10:00 a.m., Pacific Time, at the Mission Inn, 3649 7th Street, Riverside, California 92501, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

1. To elect the following persons as directors of the Company to serve for a term of one year or until their successors are elected and qualified:

__   FOR all nominees listed below       __    WITHHOLD AUTHORITY
     (except as marked to the contrary)        to vote all nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)
      David A. Gee, Samuel A Hamacher, James C. Janning, Robert E. Lefton,
             Donald E. Nickelson, William A. Peck, Dennis W. Sheehan

2. To approve or disapprove an amendment to the Company's 1994 Employee Stock Option Plan.

   __      FOR                __      AGAINST                    __      ABSTAIN


3. To ratify or reject the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending June 30, 1997:

   __      FOR                __      AGAINST                    __      ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                             Dated_______________________, 1996



                                       -----------------------------------------
                                                 Name typed or printed



                                       -----------------------------------------
                                                      Signature



                                       -----------------------------------------
                                           Capacity (Title or Authority, I.E.,
                                                   Executor, Trustee)

                                    Please date and sign exactly as your name(s)
                                    appears on the stock certificate. If  shares
                                    are held by joint tenants, both should sign.
                                    When signing as attorney, executor, as such.
                                    If  a  corporation,  please  sign  in   full
                                    corporate   name   by   president  or  other
                                    authorized officer. If a partnership, please
                                    sign  in  partnership   name  by  authorized
                                    person. This proxy votes all shares held in all capacities unless otherwise specified.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN ADDITION, PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING.

                                                                        APPENDIX

                        ALLIED HEALTHCARE PRODUCTS, INC.
                  AMENDMENT TO 1994 EMPLOYEE STOCK OPTION PLAN


     WHEREAS, Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), adopted the Allied Healthcare Products, Inc. 1994 Employee Stock Option Plan (the "Plan"), dated August 4, 1994. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Plan;

     WHEREAS, Article IV of the Plan provides that the Board may at any time amend or revise the terms of the Plan, subject to stockholder approval as described therein; and

     WHEREAS, the Board has resolved to make certain amendments and revisions to the Plan, subject to stockholder approval thereof.

     NOW, THEREFORE, the Plan is hereby amended, effective upon stockholder approval thereof, as follows:

     1. Section 1(a) of Article I and Section 3 of Article II thereof are hereby revised to state that a total of 550,000 shares are available for issuance pursuant to the Plan.

     2. Section 2(a) of Article I thereof is hereby revised to read as follows:

          a. The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors (the "Board") of the Company (or any successor committee appointed by the Board). The Committee shall consist of two or more individuals who shall be members of the Board and each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Members of the Committee shall not be eligible to receive Options under the Plan while a member. Any member of the Committee may, however, exercise Options previously granted. A majority of the members of the Committee shall constitute a quorum. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or written consent of a majority of its members. The Board of Directors, acting by resolution approved at a duly convened meeting of the full Board of Directors at which a quorum was present or by written consent of all of the members of the Board of Directors, may exercise any of the powers granted to the Committee under the Plan.

     In addition, Options may be granted with any terms and conditions not inconsistent with the Plan without approval of the Committee if such Options (i) are subject to shareholder approval or (ii) may not be exercised within six (6) months of the date of grant.


     3. Section 6(a) of Article II thereof is hereby revised to read as follows:

          a. A participant may exercise each Option granted to the participant in such installments as the Committee shall determine at the time of grant thereof.

     4. Section 8(g) of Article III thereof is hereby revised to read as follows:

          g. If the employment of any participant with the Company and all parent and subsidiary corporations of the Company shall terminate for any reason described in clause (i) or (ii) of paragraph a of this Section 8 and at the time of such termination a Non-Qualified Option previously granted to such participant was not fully exercisable solely because a period of time prior to exercise set forth in the applicable Non-Qualified Stock Option Agreement had not passed, then the Committee in its discretion may amend such Agreement to permit the exercise of such Options at such times, not after three years following such termination of employment, as the Committee may determine in its discretion to be appropriate in any particular instance.

     5. Section 1(a) of Article IV thereof is hereby revised to read as follows:

          a. The Board may, in its discretion, at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan or any Option granted under the Plan.

     6. No other provision of the Plan shall be altered, amended, revised or otherwise modified hereby.

     7. This Amendment to 1994 Employee Stock Option Plan shall become effective upon stockholder approval hereof.

     IN WITNESS WHEREOF, this Amendment has been duly executed by order of the Board as of the 10th day of September 1996.


                                         ALLIED HEALTHCARE PRODUCTS, INC.


                                          By: /s/ Barry F. Baker
                                          --------------------------------------
                                              Barry F. Baker
                                              Vice President--Finance,
                                              Chief Financial Officer and
                                              Secretary